U.S. Securities and Exchange Commission
                             Washington, D. C. 20549

                    ----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 1, 1999

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)


           Delaware                    33-37203-D               84-1148210
(State or other jurisdiction        (Commission File         (IRS Employer
       of Incorporation)                 Number)          Identification Number)


         100 Park Avenue, New York, NY                           10017
   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code, (212) 376-8800


                                 FI-TEK V, INC.
          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets


     On July 1, 1999, Laidlaw Global Corporation formerly known as Fi-Tek V, Inc. (the "Registrant") acquired substantially all of the issued and outstanding shares of common stock of Westminster Securities Corporation ("Westminster") pursuant to a Plan and Agreement of Reorganization among Laidlaw Holdings, Inc. ("Holdings"), Fi-Tek V, Inc. ("Fi-Tek"), Westminster and the principal shareholders of such companies, dated May 27, 1999 (the "Agreement"). The transaction between the Registrant and the shareholders of Westminster was approved by the New York Stock Exchange (the "NYSE"). The closing with Westminster follows the June 8, 1999 acquisition by the Registrant of more than 99% of the issued and outstanding shares of common stock of Holdings also pursuant to the Agreement (the "Holdings Acquisition"). Immediately prior to the Holdings Acquisition, the Registrant caused a 1-for-32.4778 reverse split of its common stock (the "Reverse Stock Split") and thereby reduced its issued and outstanding shares of common stock to 1,000,000 shares. Simultaneous with the Holdings Acquisition, the Registrant changed its name from Fi-Tek V, Inc. to Laidlaw Global Corporation. A detailed description of the Holdings Acquisition can be found on Form 8-K filed by the Registrant on June 23, 1999 (the "June 23 Form 8-K").

     Pursuant to the Agreement, the Registrant acquired more than 99% of the issued and outstanding common stock of Westminster for 3,000,000 shares of common stock of the Registrant. Additionally, the Registrant assumed the obligations of options granted to certain employees of Westminster and therefore granted options to purchase 60,000 shares of its common stock at a price per share of $1.25. As a condition of closing, Westminster agreed to have capital, as defined under Rule 15c3-1 of the Securities Exchange Act of 1934, of at least $600,000 at closing. Such capital was provided in the form of subordinated loans advanced by three shareholders of Westminster who retained nominal shareholdings in Westminster for purposes of making such loans in compliance with applicable Securities and Exchange Commission and NYSE rules. Westminster is a registered Broker-Dealer of securities based in New York, which is a member firm of the NYSE and SIPC. It also specializes in private and public structured finance of U.S. based growth companies.

Item 5. Other Events

     1. The Registrant granted to holders of 12% Senior Secured Euro-Notes of Holdings (the "Euro-Notes") the right to exchange the Euro-Notes and Warrants issued with the Euro-Notes (the "Warrants") for shares of common stock of the Registrant at the rate of $2.05 per share for each Euro-Note exchanged, and the right to obtain common stock of the Registrant upon exercise of the Warrants issued with the Euro-Notes upon the same terms and conditions of such Warrants. Additionally, the Registrant assumed the obligations of Holdings with respect to the conversion rights of holders of 8% Convertible Subordinated Notes of Holdings (the "Convertible Notes"). As a result, holders of the Convertible Notes could convert such notes into common stock of the Registrant at the rate of $2.05 per share, upon the same terms and conditions of conversion privileges set forth in the Convertible Notes. To date, holders of Convertible Notes aggregating $6,752,987 in principal amount have converted their notes into 3,294,140 shares of common stock of the Registrant.

     2. Pursuant to the Agreement, the former principal shareholders of the Registrant became subject to agreements restricting the resale of a portion of their shares as set forth in the Agreement. A detailed description of these restrictions can be found on the June 23 Form 8-K. Under the "Excess Shares" Lock-Up, it was the intention of the transactions contemplated in the Agreement that shareholders holding shares of the Registrant prior to closing would own 5% of the fully diluted outstanding common stock of the Registrant immediately following the closing, including stock reserved for future issuance. After giving effect to the Reverse Stock Split, all shareholders of the Registrant, prior to any closings under the Agreement, would own an aggregate of 1,000,000 shares of the Registrant. However, the Agreement anticipated that most of the shares reserved for future issuance (upon issuance of shares of Registrant to shareholders of Westminster, conversion of indebtedness and exercise of warrants and options) would not be issued at the closing. Therefore, holders of the common stock of the Registrant who owned at least 15,395 shares, calculated after the Reverse Stock Split (the "Former Principal Shareholders"), who exceeded their respective portion of 5% of outstanding common stock of the Registrant after closing, agreed that their "excess" shares could not be sold for a period expiring on October 31, 2000, without the consent of Holdings. As additional shares which were not issued at closing become issued through issuance of shares to Westminster shareholders, post-closing tender of additional Holdings shares, conversion of indebtedness, or exercise of options or warrants into common stock of the Registrant, thereby increasing the total outstanding shares of the Registrant, the shares of the Former Principal Shareholders will be proportionately released from lock-up so that each such shareholder will have his proportion of 5% of the total outstanding shares of the Registrant's common stock freed from this lock-up provision. A total of eight persons were subject to this lockup and initially, an aggregate of 318,469 shares were restricted from resale subject to this lock-up.

     As of July 14, 1999, the Registrant issued 6,309,320 shares of its common stock after the closing with the shareholders of Holdings, which automatically released 86% of the shares subject to the "Excess Shares" Lock-Up. The Registrant issued such shares of its common stock in the following transactions:

     1. On July 1, 1999, the Registrant issued 3,000,000 shares of common stock of the Registrant to three shareholders of Westminster as a condition of closing with Westminster, in exchange for substantially all of the Westminster stock;

     2. On July 12, 1999, the Registrant issued 3,294,140 shares of common stock of the Registrant to 49 holders of Holdings 8% Convertible Subordinated Notes upon conversion of such notes;

     3. On July 12, 1999, the Registrant caused 15,180 shares of common stock of the Registrant to be issued to a shareholder of Holdings and option holders of Holdings who exercised their options.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              LAIDLAW GLOBAL CORPORATION

July 14, 1999                                 By:   /s/ Larry D. Horner
                                                    -------------------------
                                                      Larry D. Horner,
                                                      Chief Executive Officer